Exhibit 10.2

Exhibit 10.2

THIS REVOLVING PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

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$100,000 As of December 28, 2011

Orange County, California

REVOLVING PROMISSORY NOTE

In consideration of such advances (hereinafter “Advance” or “Advances”) as Marichelle Stoppenhagen, or its assigns (collectively, “Holder”), from time to time may make hereon to or for the benefit of Myskin, INC., a California corporation (the “Company”), at such other place as the parties may mutually agree, pursuant to the Revolving Credit Commitment, as defined below, up to the maximum aggregate principal amount of One Hundred Thousand U.S. Dollars ($100,000) (the “Maximum Aggregate Amount”), the Company hereby promises to pay to Holder the principal amount of all Advances, together with accrued interest thereon from the date of such Advances, all subject to the terms and conditions set forth below.

Revolving Credit Commitment.

Advances. The Holder agrees to make Advances to the Company from time to time during the Revolving Credit Commitment Period, as defined below, in an aggregate principal amount at any one time outstanding which does not exceed the Maximum Aggregate Amount (the “Revolving Credit Commitment”). During the Revolving Credit Commitment Period, the Company may use the Revolving Credit Commitment by borrowing, prepaying any Advances in whole or in part, and re-borrowing, all in accordance with the terms and conditions hereof.

1.2 Interest. Interest shall accrue from the date of any Advances on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of six percent (6%) per annum, compounded annually.

Revolving Credit Commitment Period. The revolving credit commitment period (the “Revolving Credit Commitment Period”) shall commence as of the date hereof and shall expire on December 31, 2012 (the “Expiration Date”).

Procedure for Revolving Credit Advances.

The Company may request Advances under the Revolving Credit Commitment during the Revolving Credit Commitment Period on any day of the week, Monday through Friday, 9 a.m. through 5 p.m., Pacific Time, (hereinafter referred to as any “Business Day” or “Business Days”), provided that the Company shall give the Holder irrevocable notice (which notice must be received by the Holder prior to 12:00 Noon, Pacific Time) one (1) Business Day prior to the requested Advance date, specifying (i) the amount of the Advance, and (ii) the requested Advance date. Each Advance under the Revolving Credit Commitment shall be in an amount equal to $5,000 or a whole multiple of $5,000 in excess thereof. Upon receipt of any such notice from the Company, the Holder will make the amount of the Advance available prior to 12:00 Noon, Pacific Time, on the Advance date requested by the Company in funds immediately available to the Company.

The Holder shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to the Holder resulting from each Advance from time to time, including the amounts of principal and interest payable and paid to the Holder from time to time under this Note. The parties acknowledge and agree that as of the date hereof, an aggregate principal amount of $65,000 in Advances is outstanding.

Repayment Procedure.

General. Repayment on any Advances shall be made in lawful tender of the United States. Any payments on this Note made during the Revolving Credit Commitment Period, as defined below, shall be credited first to any interest due and the remainder to principal.

Repayment of Principal and Interest. All outstanding and unpaid principal, and all outstanding and accrued unpaid interest, shall become due and payable on and as of the Expiration Date.

4.3 Optional Prepayment. The Company may, at any time and from time to time and without penalty, prepay all or any portion of the accrued and unpaid interest on this Note and any outstanding principle amount of this Note.

Transfers.

Holder acknowledges that this Note has not been registered under the Securities Act of 1933, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Note in the absence of (i) an effective registration statement under the Securities Act as to this Note and registration or qualification of this Note under any applicable Blue Sky or state securities laws then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

Subject to the provisions of Section 5.1 hereof, this Note and all rights hereunder are transferable, in whole or in part, upon surrender of the Note with a properly executed assignment, in the form prescribed by the Company, at the principal office of the Company; provided, however, that this Note may not be transferred in whole or in part without the prior written consent of the Company.

Until any transfer of this Note is made in the Note register, the Company may treat the registered Holder of this Note as the absolute owner hereof for all purposes; provided, however, that if and when this Note is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

The Company will maintain a register containing the name and address of the registered Holder of this Note. Any registered Holder may change such registered Holder’s address as shown on the Note register by written notice to the Company requesting such change.

In the discretion of the Company, the Company may condition any transfer of all or any portion of this Note (other than a disposition satisfying the conditions set forth in clause (i) of Section 5.1 above) upon the transferee’s delivery to the Company of a written agreement, in form and substance satisfactory to the Company, whereby the transferee agrees to be bound by the transfer restrictions set forth in this Section 5.

Events of Default.

Events of Default. The occurrence of any or all of the following events shall constitute an event of default (each, an “Event of Default”) by the Company under this Note:

(i) Default by the Company in any payment on this Note after any such payment becomes due and payable; or

(ii) Breach by the Company of any material provisions of any agreement between the Company and the Holder; or

(iii) The Company shall file a voluntary petition in bankruptcy or any petition or answer seeking for itself any reorganization, readjustment, arrangement, composition or similar relief; or shall commence a voluntary case under the federal bankruptcy laws; or shall admit in writing its insolvency or its inability to pay its debts as they become due; or shall make an assignment for the benefit of creditors; or shall apply for, consent to, or acquiesce in the appointment of, or the taking of possession by, a trustee, receiver, custodian or similar official or agent of the Company or of substantially all of its property and shall not be discharged within ninety (90) days; or a petition seeking reorganization, readjustment, arrangement, composition or other similar relief as to the Company under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against the Company and shall be consented to by it or shall remain undismissed for ninety (90) days.

Consequence of Default. Upon the occurrence of any Event of Default, the Holder shall be held in a first credit position on the entire amount due on this Note, and, this Note shall immediately become due and payable upon written notice from the Holder, and, from the time of the Company’s receipt of such written notice until this Note shall be paid in full, the unpaid outstanding principal balance of this Note shall bear interest at the rate of ten percent (10%) per annum or the legal rate of interest, whichever is lower, (calculated on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed) (the “Default Rate”). Moreover, after the occurrence of any such Event of Default, the Holder may proceed to protect and enforce its rights, at law, in equity or otherwise, against the Company.

Payment of Costs and Expenses. In the event that this Note is placed in the hands of any attorney for collection, or any suit or proceeding is brought for the recovery or protection of the indebtedness hereunder, then and in any such events, the Company shall pay on demand all reasonable costs and expenses of such suit or proceedings incurred by the Holder, including a reasonable attorneys' fee.

Miscellaneous.

Delay. No extension of time for payment of any amount owing hereunder shall affect the liability of the Company for payment of the indebtedness evidenced hereby. No delay by the Holder or any holder hereof in exercising any power or right hereunder shall operate as a waiver of any power or right hereunder.

Waiver and Amendment. No waiver or modification of the terms of this Note shall be valid without the written consent of the Holder.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into between California residents wholly to be performed in California, without regard to conflict of law principles of such State.

Severability. In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

Notice. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when (i) delivered by email or in person, or (ii) five (5) days after posting in the U.S. mail as registered mail or certified mail, return receipt requested, or (iii) delivered by telecopier and promptly confirmed by delivery in person or post as aforesaid in each case, with postage prepaid, addressed as follows:

If to the Company, to:

MySkin, Inc.

Marichelle@myskinmed.com

If to the Holder, to:

Marichelle Stoppenhagen

Marichelle13@hotmail.com

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its authorized officer as of the date first above written.

MYSKIN, INC., a California corporation

By: /s/ MARICHELLE STOPPENHAGEN

Name: Marichelle Stoppenhagen

Title: President

ACKNOWLEDGED:

Marichelle Stoppenhagen

By: /s/ MARICHELLE STOPPENHAGEN

Name: Marichelle Stoppenhagen

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is entered into as of December 28, 2011, by and between MARICHELLE STOPPENHAGEN (“Lender”) and MYSKIN, INC., a California corporation (“Debtor”).

RECITALS

A. Debtor has issued to Lender a Revolving Promissory Note (such Note, as the same may be modified, amended, supplemented or restated from time to time, the “Note”) in the aggregate principal amount of $100,000. All terms not otherwise defined herein shall have the meaning set forth in the Note.

B. As security for the payment and performance of its obligations to the Lender under the Note, it is the intent of Debtor to grant to Lender a security interest in all of the Collateral, on the terms and conditions provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees as follows:

Grant of Security Interest. Debtor hereby pledges and grants to Lender, a security interest in the Collateral (as defined in Section 2) to secure payment and performance of the Obligations (as defined in Section 3).

Collateral. The collateral shall consist of all right, title and interest of Debtor as of the date hereof in and to the following properties, assets and rights of the Debtor, wherever located (all of the same being hereinafter called, the “Collateral”): all personal and fixture property of every kind and nature including, without limitation, all goods (including, without limitation, inventory, equipment (including, without limitation, computer hardware and software, furniture, furnishings and fixtures), instruments (including, without limitation, promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, patents and patent applications, copyrights and copyrighted works, trademarks, service marks and logos, computer software programs, and all general intangibles (including all payment intangibles). For the avoidance of doubt, the Collateral specifically excludes any and all personal property of Debtor acquired after the date hereof.

Obligations. The obligations of Debtor secured by this Security Agreement shall consist of any and all debts, obligations and liabilities of Debtor to Lender, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, which are created or incurred, arising out of, connected with or related to the Note, including, without limitation, this Security Agreement and all amendments of the Note (collectively, the “Obligations”).

Representations and Warranties. Debtor hereby represents and warrants to Lender as of the date hereof, that: (a) except for the liens listed on Schedule A attached to the Note, and the liens granted to Lender hereunder, Debtor is the owner of the Collateral with the right, power and authority to grant a security interest in its right, title and interest therein to Lender and no other person has any right, title, claim, license or interest (by way of security interest or other lien, charge or otherwise) in, against or to the Collateral; (b) Debtor has full power and authority to execute this Security Agreement and perform its obligations hereunder, and to subject the Collateral to the security interest created hereby; (c) this Security Agreement is effective to create a valid security interest and, upon the filing of the appropriate financing statements, a perfected security interest in favor of Lender in the Collateral, and (d) all action by Debtor necessary to protect and perfect such security interest has been duly taken.

Covenants of Debtor. Debtor hereby agrees (a) to do all acts that may be necessary to maintain, preserve and protect the Collateral and not to fail to renew and not to abandon any Collateral; (b) to pay promptly prior to delinquency all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral; (c) to notify Lender promptly of any change in Debtor’s name or place of business, or, if Debtor has more than one place of business, its chief executive office; (d) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably necessary to perfect, maintain and protect Lender’s security interest hereunder and the priority thereof; (e) to permit Lender to inspect the Collateral at any reasonable time, wherever located; (f) not to sell, encumber or otherwise dispose of or transfer any Collateral or right or interest therein except as hereinafter provided, and to keep the Collateral free of all security interests, other liens or charges, except those approved in writing by Lender; (g) to keep the Collateral in good order and repair; (h) to keep the Collateral and the records concerning the Collateral at the location(s) set forth in Section 16 and not to remove the Collateral from such location(s) without fifteen (15) days notice to Lender; and (i) to comply with all laws, regulations and ordinances relating to the possession and control of the Collateral.

Authorized Action by Lender. In the event any principal of the Note is not paid when due, Debtor hereby designates and appoints Lender as attorney-in-fact of Debtor irrevocably and with power of substitution, with authority to execute and deliver for and on behalf of Debtor any and all instruments, documents, agreements and other writings necessary or advisable for the exercise on behalf of Debtor of any rights, benefits or options created or existing under or pursuant to this Security Agreement; provided, that Lender shall deliver to the Debtor a copy of any such instruments, documents, agreements and other writings. This power of attorney being coupled with an interest is irrevocable while any of the Obligations shall remain unpaid. It is further agreed and understood between the parties hereto that such care as Lender gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Lender’s control.

Default and Remedies. In the event any principal of the Notes is not paid when due, Lender may, at its option, do any one or more of the following: (a) foreclose or otherwise enforce Lender’s security interest in any manner permitted by law, or provided for in this Security Agreement; (b) sell, lease or otherwise dispose of any Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Lender may determine; (c) recover from Debtor all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred or paid by Lender in exercising any right, power or remedy provided by this Security Agreement or by law; and (d) enter onto property where any Collateral is located and take possession thereof with or without judicial process. In the event any principal of the Note is not paid when due, Debtor agrees to execute any and all documents reasonably requested by Lender to enable it to exercise its rights hereunder.

Cumulative Rights. The rights, powers and remedies of Lender under this Security Agreement shall be in addition to all rights, powers and remedies given to Lender by virtue of any statute or rule of law, the Note or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender’s security interest in the Collateral.

Waiver. Any forbearance or failure to delay by Lender in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Lender shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Lender.

Successors and Assigns; Amendment. This Security Agreement and all rights and obligations hereunder shall be binding upon Debtor and its successors and assigns, and shall inure to the benefit of Lender and its respective successors and assigns. Neither this Security Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Security Agreement and to the provisions so modified or limited, and executed by the parties hereto.

Entire Agreement; Severability. This Security Agreement and the Note contain the entire agreement between Lender and Debtor with regard to the subject matter hereof. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

Choice of Law. THIS SECURITY AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them under California Law.

Residence; Trade Name; Collateral Location Records. Debtor represents and warrants that its chief executive office is located at the address set forth on the signature page to this Security Agreement.

Notice. All notices and other communications required to be delivered to any party (a) must be in writing, (b) must be personally delivered, transmitted by a recognized courier service or transmitted by facsimile, and (c) must be directed to such party at its address or facsimile number set forth on the signature pages to this Security Agreement. All notices will be deemed to have been duly given and received on the date of delivery if delivered personally, three (3) days after delivery to the courier if transmitted by courier, or the date of transmission with confirmation if transmitted by facsimile, whichever occurs first. Any party may change its address or facsimile number for purposes hereof by notice to all other parties.

Miscellaneous. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Security Agreement may only be amended by a writing duly executed by the parties hereto. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Security Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Security Agreement as of the date first set forth above.

“Debtor”	“Lender”
MYSKIN, INC., a California corporation By: /s/ MARICHELLE STOPPENHAGEN Name: Marichelle Stoppenhagen Title: President	MARICHELLE STOPPENHAGEN By:/s/ MARICHELLE STOPPENHANGEN Name: Marichelle Stoppenhagen Title: Self

Address:	Address:
MySkin, Inc. 410 32nd St., Ste. 203 Newport Beach, CA 92663 Attn: President	Marichelle Stoppenhagen. Attention: President Attn: